Exhibit 5.1



                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                                             JOHN A. JOIN ARNOT
                                                                    WILSON
                                                                    RETIRED

                                  April 6, 1999


Solectron Corporation
777 Gibraltar Drive
Milpitas, California  95035

      RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about April 6, 1999 (the "Registration Statement ") in connection with the registration under the Securities Act of 1933, as amended, of 11,400,000 shares of your Common Stock under the Amended and Restated 1992 Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares", and such plans and compensation agreements are referred to herein as the "Plan". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

      It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                                          Very truly yours,

                                          WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson, Sonsini, Goodrich & Rosati